SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8


                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                           GLENAYRE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                      98-0085742
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)              Identification Number)

      5935 CARNEGIE BOULEVARD, CHARLOTTE, NORTH CAROLINA           28209
  ------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                  (Zip Code)


                  WIRELESS ACCESS, INC. 1992 STOCK OPTION PLAN
        WIRELESS ACCESS, INC. 1996 EXECUTIVE INCENTIVE STOCK OPTION PLAN
                      WIRELESS ACCESS, INC. 1996 STOCK PLAN
                            (Full title of the Plans)

                              STANLEY CIEPCIELINSKI
                            EXECUTIVE VICE PRESIDENT
                             5935 CARNEGIE BOULEVARD
                         CHARLOTTE, NORTH CAROLINA 28209
                     (Name and address of agent for service)
                                 (704) 553-0038
       (Telephone number, including area code, of agent for service)
                                 WITH COPIES TO:
                              A. ZACHARY SMITH III
                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                    NATIONSBANK CORPORATE CENTER, SUITE 4200
                             100 NORTH TRYON STREET
                      CHARLOTTE, NORTH CAROLINA 28202-4006




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                         CALCULATION OF REGISTRATION FEE
------------------------------- --------------------- ------------------ ------------------- -------------

            Title                      Amount         Proposed maximum    Proposed maximum     Amount of
     of securities to be                to be          offering price         aggregate      registration
         registered                  registered          per share*        offering price*        fee
=============================== ===================== ================== =================== -------------

Common Stock, $.02 par value           4,000  shares       $ 0.08            $ 3,571,500        $ 1,083
Common Stock, $.02 par value           5,000  shares       $ 0.20
Common Stock, $.02 par value          45,000  shares       $ 0.40
Common Stock, $.02 par value         339,000  shares       $ 1.40
Common Stock, $.02 par value         492,000  shares       $ 2.19
Common Stock, $.02 par value         249,000  shares       $ 2.79
Common Stock, $.02 par value           9,000  shares       $ 5.08
Common Stock, $.02 par value         203,000  shares       $ 5.97
Common Stock, $.02 par value           4,000  shares       $ 11.04
=============================== ===================== ================== =================== -------------

* Based on options to purchase up to 1,350,000 shares of Common Stock, $.02 par value (the "Common Stock"), of Glenayre Technologies, Inc. under the Wireless Access, Inc. 1992 Stock Option Plan, Wireless Access, Inc. 1996 Executive Incentive Stock Option Plan and Wireless Access, Inc. 1996 Stock Plan. All of such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), the aggregate offering price has been computed upon the basis of the price at which the options may be exercised.

         This Registration Statement covers an aggregate of 1,350,000 shares of Common Stock of Glenayre Technologies, Inc., ("Glenayre" or the "Company") issuable upon exercise of options granted pursuant to the Wireless Access, Inc. 1992 Stock Option Plan, the Wireless Access, Inc. 1996 Executive Incentive Stock Option Plan and the Wireless Access, Inc. 1996 Stock Plan (the "Stock Plans"). Wireless Access, Inc. ("WAI") was acquired by Glenayre on November 3, 1997 pursuant to an Acquisition and Merger Agreement dated as of October 1, 1997 (the "Acquisition Agreement"). Pursuant to the terms of the Acquisition Agreement, Glenayre assumed all of the then outstanding options granted under the Stock Plans to purchase an aggregate of 5,339,725 shares of common stock of WAI which are now options for the purchase of shares of Glenayre Common Stock. No additional options or other rights will be granted under the Stock Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by Glenayre Technologies, Inc. with the Securities and Exchange Commission, Commission file number 0-15761, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) (i) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

             (ii) The Company's Current Reports on Form 8-K dated February 26,
                  1997, May 21, 1997 and September 9, 1997.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         As of October 28, 1997, partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 13,672 shares of the Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities which they may incur in their capacities as such. Under those provisions the availability or requirements of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The Bylaws of the Company provide for indemnification of directors to the fullest extent permitted by law.

         The statute also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Company has purchased insurance to provide for indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Wireless Access, Inc. 1992 Stock Option Plan (filed herewith)

         4.2 Wireless Access, Inc. 1996 Executive Incentive Stock Option Plan (filed herewith)

         4.3          Wireless Access, Inc. 1996 Stock Plan (filed herewith)

         5            Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.
                      (filed herewith)

         23.1         Consent of Ernst & Young, LLP (filed herewith)

         23.2         Consent of Deloitte & Touche LLP (filed herewith)

         23.3         Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                      (included in Exhibit 5)

         23.4 Acknowledgment Letter of Ernst & Young, LLP (filed herewith)


Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)  To reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 5th day of November, 1997.

                                                 GLENAYRE TECHNOLOGIES, INC.


                                                 By: /s/ Stanley Ciepcielinski
                                                    ---------------------------
                                                    Stanley Ciepcielinski
                                                    Executive Vice President
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         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                        Title                    Date


/s/  Ramon D. Ardizzone                            Chairman of the Board               November 5, 1997
-----------------------------------------
Ramon D. Ardizzone

/s/  Gary B. Smith                                 Director, President and Chief       November 5, 1997
-----------------------------------------
Gary B. Smith                                      Executive Officer


/s/  Stanley Ciepcielinski                         Director, Executive Vice            November 5, 1997
--------------------------------------
Stanley Ciepcielinski                              President, Chief Financial
                                                   Officer and Treasurer (Principal
                                                   Financial Officer)

/s/  Clarke H. Bailey                              Director                            November 5, 1997
-----------------------------------------
Clarke H. Bailey

/s/  Donald S. Bates                               Director                            November 5, 1997
-----------------------------------------
Donald S. Bates

/s/  Peter Gilson                               Director                               November 5, 1997
----------------------------------------
Peter Gilson

/s/  John J. Hurley                                Director                            November 5, 1997
-----------------------------------------
John J. Hurley

/s/  Stephen P. Kelbley                            Director                            November 5, 1997
-----------------------------------------
Stephen P. Kelbley

/s/  Horace H. Sibley                              Director                            November 5, 1997
-----------------------------------------
Horace H. Sibley

/s/  Billy C. Layton                               Vice President, Controller and      November 5, 1997
-----------------------------------------
Billy C. Layton                                    Chief Accounting Officer (Principal
                                                   Accounting Officer)

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                                       5

                                  EXHIBIT INDEX


 Exhibit                    Description


 4.1      Wireless Access, Inc. 1992 Stock Option Plan (filed herewith)

 4.2 Wireless Access, Inc. 1996 Executive Incentive Stock Option Plan (filed herewith)

 4.3      Wireless Access, Inc. 1996 Stock Plan (filed herewith)

 5 Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (filed herewith)

 23.1     Consent of Ernst & Young, LLP (filed herewith)

 23.2     Consent of Deloitte & Touche LLP (filed herewith)

 23.3     Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (included in
          Exhibit 5)

 23.4     Acknowledgment Letter of Ernst & Young, LLP (filed herewith)


                                       6
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